UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 16, 2012

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue, Suite 412 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, Inc.

May 16, 2012
Item 3.02.    Unregistered Sales of Equity Securities.
From May 16, 2012 through July 25, 2012, we entered into a series of agreements to issue 5,420,833 shares (135,521 post-split shares after the 1:40 reverse stock split effected August 1, 2012) of “restricted” common stock for celebrity endorsements of our products and services. The restricted stock vested 25% immediately upon the signing of the agreement and then vests 6.25% per month over the following twelve months.

On June 12, 2012, we issued 48,000 (1,200 post-split) shares of common stock to investors' counsel in order to pay for legal services totaling $6,000 related to the issuance of our $75,000 convertible promissory note dated May 4, 2012, as amended June 4, 2012.

On July 2, 2012, we entered into an agreement to issue 2,848,824 (71,221 post-split) shares of common stock to our former law counsel in order to pay for general legal services totaling $356,103.

The shares of common stock issued in the transactions described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 1, 2012	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer